Exhibit 99.1

Mannatech Names New SVP and Chief Global Marketing Officer

Claire Zevalkink brings more than 30 years of marketing and new business development experience

Coppell, TX, September 2, 2009 – Mannatech, Incorporated (NASDAQ - MTEX), a global pioneer in the development of high-quality health, weight and fitness, and skin care solutions based on nutritional science, announced today that Claire Zevalkink has joined Mannatech as senior vice president and chief global marketing officer. Ms. Zevalkink has extensive executive experience in the multi-level marketing industry that includes marketing, global brand management, brand communications, new business development and sales training.

Wayne Badovinus, president and CEO of Mannatech said, “We are excited to have Claire join our highly experienced senior management team and anticipate that she will rapidly make an impact based on her extensive experience both domestically and internationally. She has demonstrated an ability to develop and implement strategies and processes which could positively affect company sales and profitability.”

Ms. Zevalkink began working in the multi-level marketing industry in 1982. Since then she has held positions of increasing responsibility and rank while consistently achieving significant accomplishments. She led a marketing division through various stages of growth and profitability; developed and directed marketing strategies; managed a growing international marketing team and created and implemented a multi-million dollar brand growth plan. Most recently, as managing partner for Profitable Growth Partners, LLC since June 2006, Claire developed marketing and brand strategies for a number of growing multi-level marketing companies and created leadership training programs for client management teams. In January 2009, as a consultant, Claire took on the role of acting vice president, field development and training for Mannatech. In June 2009, she began serving as interim chief marketing officer at Mannatech.

“I am continually impressed by Mannatech’s approach to business and our focus on producing high-quality products based on nutritional science. These assets coupled with the passion that our Associates have for our business and products is unmatched,” said Claire Zevalkink, senior vice president and chief global marketing officer for Mannatech. “This is an exciting time to join Mannatech and in this new role I am really looking forward to approaching the wide range of opportunities we have at our fingertips.”

Mannatech offers a comprehensive approach to wellness that addresses physical and financial health with cutting-edge, proprietary products based on the foundation of nutritional science and business opportunities for individuals around the world who seek purpose, financial freedom and a chance to impact the lives of others. The company has distinguished itself in the emerging glyconutrition market through the development of Ambrotose® complex, the technology for which it holds more than 45 patents in 30 countries. Glyconutrients are a blend of plant polysaccharides which are believed to represent a new category of untapped vital nutrients for proper nutrition.

Individuals interested in Mannatech’s products or in exploring our business opportunity can learn more at https://new.mannatech.com.

About Mannatech

Mannatech, Incorporated develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. These proprietary products are available through independent sales Associates around the globe including the United States, Canada, South Africa, Australia, New Zealand, Denmark, Germany, the United Kingdom, Japan, Taiwan,Singapore and the Republic of Korea.

For more information please visit https://new.mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “could”, “believe”, “anticipate” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s ability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Media Contact Information:

Tyler Horton

214-252-1779

thorton@moroch.com